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                                                                    EXHIBIT 10.6

                                CHANGE IN CONTROL
                               SEVERANCE AGREEMENT


     THIS AGREEMENT, by and between Printware, Inc., a Minnesota corporation with its principal offices at St. Paul, Minnesota ("Printware") and Daniel A. Baker, Ph.D., residing at 12900 St. David's Road, Minnetonka, Minnesota 55305 (the "Executive"), is made and entered into as of this 25th day of April, 1996.

     WHEREAS, the Executive has made and is expected to make, due to Executive's intimate knowledge of the business and affairs of Printware, its policies, methods, personnel, and proprietary information, a significant contribution to the profitability, growth, and financial strength of Printware; and

     WHEREAS, Printware recognizes that the possibility of a Change in Control may exist, and that such possibility and the uncertainty and questions which it may raise may result in the departure or the distraction of the Executive in the performance of his duties, to the detriment of Printware and its shareholders; and

     WHEREAS, it is in the best interests of Printware and its stockholders to reinforce and encourage the continued attention and dedication of Executive to his assigned duties without distraction and to ensure the continued availability to Printware of the Executive in the event of a Change in Control.

     THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall continue in effect until such time as Executive ceases to be employed by Printware and any and all amounts due under this Agreement have been paid.

     2. CHANGE IN CONTROL. The rights and benefits provided under this Agreement shall be effective only upon the occurrence of a Change in Control. For purposes of this Agreement, a "Change in Control" shall mean a change in control of Printware which would be required to be reported in response to
Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not Printware is then subject to such reporting requirement including, without limitation, if:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not, as of the date of this Agreement, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Printware representing 25% or more of the combined voting power of Printware's outstanding securities becomes, after the date



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of this Agreement, the beneficial owner, directly or indirectly, of securities of Printware representing 25% or more of the combined voting power of Printware's then outstanding securities; or

     (b)  any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
Act) who as of the date of this Agreement is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Printware representing 25% or more combined voting power of Printware's outstanding securities increases at any time after the date of this Agreement such person's percentage ownership of Printware's outstanding securities by ten percentage points or more from the level held as of the date of this Agreement; or

     (c) there ceases to be a majority of the Board of Directors of Printware comprised of: (i) individuals who on the date hereof constituted the Board of Printware; (ii) individuals who are nominated as part of the management slate and elected by the shareholders as a member of the Board of Directors in an uncontested election; and (iii) individuals who after the date hereof are nominated and elected by a majority of the members of the Board of Directors who held such office prior to a Change in Control; or

     (d) the occurrence of a transaction requiring shareholders' approval for the acquisition of Printware through purchase of stock or assets or by merger or otherwise.

     3. TERMINATION FOLLOWING CHANGE IN CONTROL. If a Change in Control occurs during the term of this Agreement, and if Executive's employment is terminated during the 12 month period following the date of the Change in Control (i) by Printware other than for Cause, Retirement, or Disability or (ii) by Executive for Good Reason, then Executive shall be entitled to the benefits provided below:

     (a) Printware shall pay Executive, through the Date of Termination, the Executive's base salary as in effect at the time the Notice of Termination is given and any other form or type of compensation and benefit otherwise payable for such period;

     (b) Printware shall pay Executive a severance payment (the "Severance Payment") equal to 24 months of 125% the Executive's monthly base salary as of the Date of Termination (base salary shall include any amounts contributed by the Executive to any cash or deferred arrangement that qualifies under Section 401(k) of the Code or any cafeteria plan under Section 125 of the Code sponsored by Printware).

The Severance Payment shall be made in a single lump sum within 60 days after the Date of Termination. The Severance Payment herein shall be in lieu of any other cash severance benefits payable under any other policy, plan or program of Printware.

     (c) All nonvested options to purchase the capital stock of Printware held by Executive on the Date of Termination shall immediately vest in full and all restrictions on any restricted


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stock held by Executive shall immediately lapse and Executive shall be entitled to exercise all rights and to receive all benefits accruing to Executive under any and all Printware stock purchase and stock option plans or programs, or any successor to any such plans or programs, for a period of 90 days following the Date of Termination, which shall be in addition to, and not reduced by, any other amounts payable to Executive under this Section 3.

     (d) Executive shall be entitled to receive all benefits payable to the Executive under any of Printware's pension, life insurance, medical, health and accident, disability, deferred compensation, or savings plans in which Executive was participating immediately prior to the Change in Control, which shall be in addition to, and not reduced by, any other amounts payable to Executive under this Section 3.

     (e) Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by Executive as the result of employment by another employer or by any other amounts of compensation or benefits payable by Printware after the Date of Termination, or otherwise.

     4.   CAUSE AND GOOD REASON DEFINED.

     (a) CAUSE. Termination by Printware of Executive's employment for "Cause" during the 12 month period following a Change in Control shall mean termination due to: (i) gross neglect by Executive of his duties to Printware, or gross breach by Executive of Printware's reasonable policies that have been previously communicated to Executive, which in each case is not cured by Executive within 15 days after written notice by Printware to Executive describing the gross neglect or gross breach; or (ii) the conviction of the Executive by a court of competent jurisdiction of felony criminal conduct relating to his employment by Printware.

     (b) GOOD REASON. Executive shall be entitled to terminate his employment during the 12 month period following a Change in Control for Good Reason, which shall mean, without Executive's express written consent, any of the following:

           (i) the failure to elect or reelect the Executive to the offices of President and Chief Executive Officer of Printware, or a change by Printware of the Executive's functions, duties or responsibilities which reduces the responsibility, importance or scope of Executive's position with Printware;

          (ii) a reduction by Printware in Executive's annual compensation or bonus potential in effect immediately prior to a Change in Control;

         (iii) the relocation of Printware's principal executive offices to a location more than fifty miles from their current location, or Printware requiring Executive to be based


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     anywhere other than Printware's principal executive offices except for required travel on Printware's business;

          (iv) the material reduction by Printware of the benefits enjoyed by Executive under any of Printware's pension, life insurance, medical, health and accident, disability, deferred compensation, incentive awards, incentive stock options, or savings plans in which Executive was participating immediately prior to the Change in Control, or the material reduction by Printware of any material fringe benefit enjoyed by Executive immediately prior to the Change in Control;

          (v) the failure of Printware to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 7; or

          (vi) any purported termination of Executive's employment which is not made pursuant to a Notice of Termination satisfying the requirements of
     Section 5 (a) below.

Notwithstanding the foregoing, unless the Executive gives a Notice of Termination satisfying the requirements of Section 5(a) below within 15 days of the occurrence of an event constituting Good Reason, the Executive shall have waived his rights under this Agreement for any benefits arising out of that event.

     (c) Disability and Retirement shall have the same meanings as set forth in Printware's long term disability plan and its retirement plan, respectively.

     5.   TERMINATION PROCEDURE; DISPUTES.

     (a) NOTICE OF TERMINATION. Any purported termination of Executive's employment by Printware or by Executive following a Change in Control shall be communicated by written Notice of Termination to the other party hereto and shall indicate the specific termination provision in this Agreement relied upon and shall set forth the facts and circumstances claimed to provide a basis for termination of Executive's employment under this Agreement. Notice of termination and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the last known residence address of the Executive or, in the case of Printware, to its principal office to the attention of each of the then directors of Printware with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     (b) DATE OF TERMINATION. For purposes of this Agreement, "Date of Termination" shall mean the date the Executive's employment by Printware ceases, as specified in a Notice of


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Termination.  The Date of Termination shall be not be less than 10 nor more than 30 days from the date the Notice of Termination is given.

     (c) DISPUTES CONCERNING TERMINATION. If, within 10 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, Printware shall continue to pay Executive full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts under this Agreement.

     6. FUNDING. In order to assure the performance of Printware or its successor of its obligations under this Agreement, Printware shall deposit in a so called "rabbi" trust, immediately upon the occurrence of a Change in Control, an amount equal to the maximum payment that could become payable to the Executive under Section 3(b) of this Agreement. Under the written instrument governing the trust, the trustee shall be instructed to pay to the Executive (or the Executive's legal representative, as the case may be) the amount to which the Executive shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to Printware. If and to the extent there are not amounts in trust sufficient to pay Executive under this Agreement, Printware shall remain liable for any and all payments due to Executive. In accordance with the terms of such trust, at all times during the term of this Agreement, Executive shall have no rights, other than as an unsecured general creditor of Printware, to any amounts held in trust and all trust assets shall be general assets of Printware and subject to the claims of creditors of Printware. Failure of Printware to establish or fully fund such trust shall not be deemed a revocation or termination of this Agreement by Printware.

     7.   SUCCESSORS; BINDING AGREEMENT.

     (a) Printware will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Printware to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Printware would be required to perform it if no such succession had taken place. Failure of Printware to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to the


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benefit described in Section 3 herein, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, successors, heirs, and designated beneficiaries. If Executive should die while any amount would still be payable to Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designated beneficiaries, or, if there is no such designated beneficiary, to the Executive's estate.

     8. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by either party hereto at any time of any breach by the other party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or similar time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.

     9. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              PRINTWARE, INC.


                              By  _______________________________________
                              Its _______________________________________


                              EXECUTIVE:


                              ___________________________________________
                              Daniel A. Baker, Ph.D.



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